Exhibit 99.1

Pier 1 Imports, Inc. Announces Date for Second Quarter Earnings Release and Conference Call

FORT WORTH, Texas--(BUSINESS WIRE)--September 2, 2015--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it will distribute its second quarter fiscal 2016 financial results after market close on Wednesday, September 23, 2015, followed by a conference call at 3:30 p.m. Central Time that day. The call will be hosted by Alex Smith, President and Chief Executive Officer, and Jeff Boyer, Executive Vice President and Chief Financial Officer.

The call can be accessed through the Company’s website at Pier1.com by selecting “About” on the homepage and linking through the “Investor Relations” page to the “Events” page, or dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 88750371.

A replay of the conference call will be available after 6:30 p.m. Central Time on September 23, 2015, for a 24-hour period, and can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406, using conference ID number 88750371.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on Pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Bryan Hanley, 817-252-6083